CERTIFICATE OF CANCELLATION
                                       OF
                                   CERTIFICATE
                             OF LIMITED PARTNERSHIP
                                       OF
                        I.R.E. PENSION INVESTORS, LTD.-II

     Pursuant to Section 620.113 of the Florida Revised Uniform Limited Partnership Act (1986), the undersigned, being all of the general partners of I.R.E. Pension Investors, Ltd.-II (the "Partnership"), does hereby certify as follows:

          1.   The name of the Partnership is I.R.E. Pension Investors, Ltd.-II.

          2. The date of filing the Certificate of Limited Partnership of I.R.E. Pension Investors, Ltd.-II was September 3, 1985.

          3. The reason for filing this Certificate of Cancellation is the dissolution and the completion of the liquidation and winding up of the Partnership.

          4. This Certificate of Cancellation is to be effective upon its filing.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate of Cancellation as the general partners of the Partnership pursuant to Section
620.114 of the Florida Revised Uniform Limited Partnership Act (1986).



                           I.R.E. Pension Advisors II, Corp., Managing General Partner


                           By:               /s/ Alan B. Levan
                                    --------------------------
                                    Alan B. Levan, President


                                    /s/ Alan B. Levan
                           -----------------------------------
                           Alan B. Levan, General Partner